CHANGE-IN-CONTROL AGREEMENT


         THIS AGREEMENT ("Agreement") is made effective as of _______________, by and between WOODWARD-CLYDE GROUP, INC., a Delaware corporation ("Company"), and _________________ ("Executive").

                                    RECITAL

         The Company is actively addressing equity needs which could lead to change in ownership and control of Company. The Company's Board of Directors is concerned that key executives of Company and its subsidiaries must be actively involved in these efforts, that they hold positions that are likely to be the most vulnerable in the event of a change in control, and that it is vital to the success of Company's efforts that the essential participation of these key executives not be influenced by concerns regarding this vulnerability.
Therefore, the Company desires to enter into this Agreement with Executive whereby severance benefits will be paid to Executive in the event of the actual or constructive termination of Executive's employment as a result of the change in control.

         NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions contained herein, the parties agree as follows:

                                    AGREEMENT

         1. Executive's Commitment. Executive agrees that he or she will actively assist in the Company's efforts in finding a solution to its equity shortage irrespective of concerns over the vulnerability of Executive's position in the event of a Change in Control of the Company, as defined below.

         2. Company's Commitment. If a Change in Control occurs and Executive's employment is Terminated, as defined below, Executive shall be paid, promptly upon Termination, as severance benefits, a lump sum cash payment equal to Executive's base annual salary for one (1) year and Executive shall be entitled to the same medical, life and dental insurance coverage as was available to Executive immediately prior to Termination for a period of one (1) year following Termination. This shall be in lieu of any severance benefits that would otherwise be due Executive under policies of the Company or its subsidiaries. In the event of any termination of Executive other than a Termination resulting from a Change in Control, as provided herein, Executive shall receive the same severance benefits that Executive would otherwise be entitled to receive irrespective of this Agreement.

         3. Term Of Agreement. The severance benefits provided herein shall be applicable to any Termination that occurs within two (2) years from a Change in Control, provided that the Change in Control occurs within three (3) years from the effective date of this Agreement.

                                       1.

         4. Change In Control. For the purposes of this Agreement, a "Change in Control" shall be deemed to have occurred upon the happening of any of the following events within three (3) years from the effective date of this
Agreement:

                  (a) Merger Or Consolidation. If the shareholders of the WCGI approve a merger or consolidation with any other corporation; or

                  (b) Liquidation Or Sale. If the shareholders of the WCGI approve a plan of complete liquidation of WCGI or an agreement for the sale or disposition of all or substantially all of the WCGI's assets; or

                  (c) Acquisition Of 30% Of Outstanding Securities. If any person is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities.

         5. Termination Resulting From Change In Control ("Termination"). The word Termination as used herein shall mean any actual or constructive termination of Executive by Company, within two (2) years following a Change in Control, which is other than a termination for Cause, as defined below. For purposes of this Agreement, a constructive termination of Executive shall be deemed to have occurred if Executive has made a good faith reasonable determination that any of the following actions has been taken, if taken without the express written consent of Executive:

                  (a) Any material change by the Company in Executive's functions, duties, or responsibilities that would cause Executive's position with the Company to become of less dignity, responsibility, importance, or scope from the position and attributes that applied to Executive immediately prior to the Change in Control;

                  (b) Any significant reduction in Executive's base salary, other than a reduction effected as part of an across-the-board reduction affecting all executive employees of the Company;

                  (c) Any material failure by the Company to comply with any of the provisions of this Agreement (or of any employment agreement between the parties);

                  (d) The Company's requiring Executive to be based at any office or location more than fifty (50) miles from the office at which Executive is based on the date immediately preceding the Change in Control, except for travel reasonably required in the performance of Executive's responsibilities and commensurate with the amount of travel required of Executive prior to the Change in Control; or

                  (e)  Any   failure  by  the  Company  to  obtain  the  express
assumption of this Agreement by any successor or assign of the Company.


                                       2.

         6. Notice Of Constructive Termination By Executive. If Executive determines in good faith that one of the grounds for claiming constructive termination  has  occurred,  Executive  shall  give  the  Company  a  notice  of termination based thereon and the Company shall have thirty (30) days after receipt of such notice to remedy the facts and circumstances which constituted the basis for the Executive's determination. Executive shall then make a reasonable determination in good faith immediately thereafter as to whether such facts and circumstances have been remedied and shall communicate such determination in writing to the Company. If Executive determines that an adequate remedy has not occurred, then the initial notice of termination shall remain in effect. Any determination by Executive pursuant to this Paragraph 6 shall be presumed correct and shall govern unless the party contesting the determination shows by a clear preponderance of the evidence that it was not a good faith reasonable determination. If the Company disputes the Executive's determination, the dispute will be immediately submitted to arbitration subject to the provisions of Paragraph 12 hereof. Pending the arbitration award, the Executive will continue to be paid his or her salary on a monthly basis, as an advance against the severance benefits, and, if the award is in favor of the Executive, the sum of the interim monthly payments to Executive shall be credited against the severance benefits due Executive hereunder. If the award is in favor of the Company, Executive shall be required to repay the sum of the interim monthly payments to the Company.

         7. Inapplicability Of Agreement In Retirement Or Disability. Executive shall not be entitled to the benefits of this Agreement if Executive's employment terminates pursuant to normal retirement under a policy in effect prior to the Change in Control or by reason of his death or his total and permanent disability. For the purposes of this Agreement, "total and permanent disability" means a condition which prevents Executive from performing to a significant degree the essential duties of his position and is expected to be of long-term duration or result in death. A determination of total and permanent disability must be based on competent medical evidence.

         8. Termination Of Executive For Cause. Executive's employment shall be deemed to have been terminated for "Cause" for purposes of this Agreement if the termination is based upon Executive's willfully engaging in misconduct, including, without limitation, the intentional failure to perform Executive's duties, which is demonstrably and materially injurious to the Company and its subsidiaries taken as a whole. No act, or failure to act, on Executive's part shall be considered willful unless done, or omitted to be done, by Executive without good faith and without reasonable belief that Executive's action or omission was in the best interest of the Company or its subsidiaries.

         9. Notice Of Termination For Cause. If, after a Change in Control, the Company believes that the requirements for a termination for Cause exist, and that, therefore, Executive is not entitled to the severance benefits provided under this Agreement, the Company shall give written notice to Executive setting forth the reasons for the Company's position as to Cause. Executive shall have thirty (30) days after receipt of such notice to remedy the facts and circumstances which are alleged to constitute Cause. The Board of Directors (or any duly authorized Committee thereof) shall make a good faith reasonable determination immediately after such thirty-day period as to whether such facts and circumstances have been remedied and

                                       3.

shall communicate such determination in writing to Executive. If the Board determines that adequate remedy has not occurred, then the initial notice of termination shall remain in effect. Any dispute relating to the determination shall be subject to dispute resolution under Paragraph 12 hereof,

         10. No Effect On Employment Rights. This Agreement is not an employment agreement. Nothing in this Agreement shall confer upon Executive any right to continue in the employ of the Company or interfere with or restrict in any way the rights of the Company, which are hereby expressly reserved, to terminate Executive's employment at any time prior to a Change in Control for any reason, with or without cause.

         11. Successor To The Company. This Agreement shall be binding upon any successor or resulting corporation following the change in control. The Company shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         12. Arbitration. Any dispute arising out of or relating to this Agreement shall be finally settled by three arbiters under the then existing Commercial Arbitration Rules of the American Arbitration Association in arbitration proceedings conducted in Colorado. The arbiters shall have no power or authority in making their award to modify, enlarge or add to the terms and provisions of this Agreement. Judgment upon the award of the arbiters shall be binding upon the parties and may be entered in any court having jurisdiction. Costs and attorneys' fees shall be paid as the arbiters' award shall specify.

         13. Notices. All notices and other communications provided for in this Agreement shall be given or made by facsimile transmission, certified or registered mail (return receipt requested), or delivered personally or by a nationally recognized overnight courier service to the address set forth below (or such other address as may be designated by any method permitted by this Paragraph 13). All such communications shall be deemed to have been duly given when transmitted by facsimile (if a copy thereof is also mailed to the recipient, certified or registered mail, postage prepaid), or personally delivered or delivered by nationally recognized overnight courier service, or five (5) days after mailing, postage prepaid, to the address set forth below.

         To the Company:            WOODWARD-CLYDE GROUP, INC.
                                    4582 S. Ulster Street
                                    Denver, CO  80237
                                    Attn: Jean-Yves Perez
                                    FAX: (303) 740-2650

         To Executive:              WOODWARD-CLYDE GROUP, INC.
                                    500 12th Street, Suite 100
                                    Oakland, CA  94607
                                    FAX: (510) 874-3131


                                       4.

         14. Amendment; Waiver: Governing Law, Partial Invalidity. This Agreement may not be amended or modified except in a writing signed by the parties. No waiver of any provision of this Agreement shall be effective unless in writing and no waiver as to one provision shall be deemed to, or shall, operate as a waiver of any other provision, nor shall any waiver constitute a continuing waiver. This Agreement shall be governed and construed under the laws of the State of Colorado. If for any reason any provision of this Agreement shall be determined to be inoperative or invalid, the validity and effect of the other provisions hereof shall not be affected thereby.

         15. Confidentiality. Executive agrees that he or she will hold this Agreement in confidence and will not disclose its contents to others except insofar as such communication is necessary in connection with its execution and enforcement.

         16. Entire Understanding. This Agreement embodies the entire understanding of the parties and there are no promises, terms, conditions or obligations, oral or written, express or implied, other than those contained herein.

         IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the day and year first set forth above.


WOODWARD-CLYDE GROUP, INC.                     EXECUTIVE



By: _________________________________          _________________________________
                                              (Executive's Signature)

Title: